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EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement of Aqua Dyne, Inc. on Form S-8 of our report dated March 21, 2002, appearing in the Annual Report on Form 10 K-SB of Aqua Dyne, Inc. for the year ended December 31, 2001, for the period from inception (April 26, 2000) through December 31, 2000, and for the period from inception (April 26, 2000) through December 31, 2001.

/s/ MENDOZA BERGER AND COMPANY, LLP

Irvine, California
June 7, 2002